EXECUTION COPY

                               SECURITY AGREEMENT

                           dated as of March 19, 2001

                                       by

                               INTERIORS, INC. and
                     CERTAIN SUBSIDIARIES OF INTERIORS, INC.

                                   as Grantors

                                       to

                           INTERIORS INVESTORS, L.L.C.

                               as a Secured Party

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                                Table of Contents

Section 1.  Definitions........................................................1

Section 2.  Collateral.........................................................5

         2.1.  Grant of Security Interest......................................5
         2.2.  Perfection and Protection of Security Interest..................6
         2.3.  Location of Offices and Collateral..............................7
         2.4.  Title to, Liens on, and Sale and Use of Collateral..............7
         2.5.  Access and Examination; Confidentiality.........................7
         2.6.  Collateral Reporting............................................8
         2.7.  Accounts........................................................9
         2.8.  Collection of Accounts; Payments...............................10
         2.9.  Inventory......................................................11
         2.10.  Equipment.....................................................11
         2.11.  Assigned Contracts............................................12
         2.12.  Documents, Instruments, and Chattel Paper.....................13
         2.13.  Right to Cure.................................................13
         2.14.  Power of Attorney.............................................13
         2.15.  The Secured Party's Rights, Duties and Liabilities............14
         2.16.  Sale of Assets or Equity Securities...........................14
         2.17.  Subordination.................................................15

Section 3.  Information and Notices...........................................15

         3.1.  Information....................................................15
         3.2.  Notices to Secured Party.......................................15

Section 4.  Events of Default.................................................16

Section 5.  Remedies..........................................................17

         5.1.  Remedies of Secured Party......................................17
         5.2.  Grantors' Waiver of Rights and Claims..........................18

Section 6.  Representations and Warranties....................................18

         6.1.  Due Organization...............................................18
         6.2.  Valid Execution; Binding Effect................................18
         6.3.  No Violation...................................................18
         6.4.  No Consents....................................................19
         6.5.  Liens..........................................................19

Section 7.  Miscellaneous.....................................................19

         7.1.  Cumulative Remedies; No Prior Recourse to Collateral...........19
         7.2.  Illegality, Etc................................................19
         7.3.  GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.............19
         7.4.  WAIVER OF JURY TRIAL...........................................20

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         7.5.  WAIVER OF CERTAIN CLAIMS.......................................21
         7.6.  Survival of Representations and Warranties.....................21
         7.7.  Other Security and Guaranties..................................21
         7.8.  Fees and Expenses; Interest....................................21
         7.9.  Notices........................................................22
         7.10.  Waiver of Notices.............................................22
         7.11.  Binding Effect................................................22
         7.12.  Indemnity of the Secured Party by the Grantors................23
         7.13.  Final Agreement; Amendments...................................23
         7.14.  Right of Setoff...............................................23
         7.15.  Severability..................................................23
         7.16.  Section Headings..............................................23
         7.17.  Counterparts..................................................23
         7.18.  Release of Collateral.........................................23

ANNEX I TO SECURITY AGREEMENT..................................................1


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                               SECURITY AGREEMENT

            SECURITY AGREEMENT dated as of March 19, 2001 is made by INTERIORS, INC., ARTISAN HOUSE, INC., DECOR GROUP, INC., HABITAT SOLUTIONS, INC., INTERIORS.COM, INC., MODEL HOME INTERIORS, INC., PETALS FACTORY OUTLET OF CONNECTICUT, INC., PETALS FACTORY OUTLET OF FLORIDA, INC., PETALS FACTORY OUTLET OF PENNSYLVANIA, INC., PETALS FACTORY OUTLET, INC., TBD ONE, INC., TBD TWO, INC., and WINDSOR ART, INC. (with each of their respective successors and assigns, including debtors-in-possession on behalf of each of the foregoing, collectively, the "Initial Grantors", and along with any new subsidiary of Interiors, Inc., a Delaware corporation ("Interiors") which becomes party to this Agreement by executing an Addendum hereto in substantially the form attached as Annex I, the "Grantors"), in favor of Interiors Investors, L.L.C., a Delaware limited liability company ("Secured Party").

                                R E C I T A L S:

            A. Concurrently herewith the Secured Party has made a Term Loan to Stylecraft Lamps, Inc., a Tennessee corporation ("Stylecraft") and Petals, Inc., a Delaware corporation ("Petals", and, together with Stylecraft, the "Borrowers") in an original aggregate principal amount equal to U.S. $5,000,000 pursuant to, and on the terms and conditions set forth in, a Promissory Note (as amended, restated, supplemented or otherwise modified, the "Promissory Note") dated as of even date herewith issued by the Borrowers to the Secured Party.

            B. Grantors will directly and indirectly benefit from the Term Loan and other financial accommodations extended to the Borrower by the Secured Party.

            C. It is a condition precedent to the making of the Term Loan under the Promissory Note that each of the Grantors shall have entered into an unconditional guaranty (the "Guaranty") of the Obligations;

            D. To induce Secured Party to make the Term Loan, the Grantors have agreed to enter into this Security Agreement on the terms set forth herein.

            E. The execution and delivery by the Grantors of this Agreement is one of the conditions to the willingness of the Secured Party to make the Term Loan to the Borrowers.

            ACCORDINGLY, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Secured Party to make and maintain the Term Loan to the Borrowers, the parties hereto agree as follows:

            Section 1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Promissory Note. In addition, the following terms shall have the meanings specified for such terms below:

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.


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            "Accounts" means, with respect to each Grantor, all of such
Grantor's now owned or hereafter acquired or arising accounts (as such term is defined in the UCC), whether now existing or hereafter arising, and any other rights to payment for the sale or lease of goods or rendering of services.

            "Assigned Contracts" means, with respect to each Grantor, collectively, all rights and remedies of such Grantor, and all moneys and claims for money due or to become due to such Grantor, under any contracts of such Grantor, and any amendments, supplements, extensions, and renewals thereof, including without limitation all rights and claims of such Grantor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing contracts; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

            "Attorney Costs" means and includes all reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel engaged by the Secured Party, the reasonable allocated cost of internal legal counsel of the Secured Party and all reasonable out-of-pocket expenses and disbursements of internal counsel of the Secured Party.

            "Collateral" has the meaning specified in Section 2.1.

            "Default" means an Event of Default or an event or circumstances which with the giving of notice or lapse of time or both would be an Event of Default.

            "Environmental Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or other property.

            "Equipment" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including without limitation motor vehicles with respect to which a certificate of title has been issued, dies, tools, jigs, and office equipment, and all of such Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

            "Event of Default" has the meaning specified in Section 4 hereof.

            "Financial Assets" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired financial assets (as defined in the UCC).

            "General Intangibles" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired general intangibles (as defined in the UCC), including without


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limitation the uniform resource locators, www.stylecraftlamps.com,
www.stylecraftlamps.net and www.petals.com, choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts and Assigned Contracts), including, without limitation, all contract rights, corporate or other business records, Proprietary Rights, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Grantor in connection with the termination of any pension plan or other employee benefit plan or any rights thereto and any other amounts payable to any Grantor from any pension plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Grantor is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Hazardous Material" means any waste, pollutant, hazardous substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polycholorinated biphenyls, or any constituent of any such substance or waste.

            "Inventory" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired inventory (as such term is defined in the UCC) and any other goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Grantor's' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them, in each case to the extent of a Grantor's interest therein.

            "Investment Property" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired investment property (as defined in the UCC) and includes each Grantors' now owned or hereafter acquired rights, title and interests in and to any and all: (a) securities, whether certificated or uncertificated, (b) security entitlements, (c) securities accounts, (d) commodity contracts and (e) commodity accounts (as such terms are defined in the UCC).

            "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, lien (including any lien or charge arising from a mortgage or deed of trust), encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property.


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

            "Material Adverse Effect" means any change or effect, fact or condition that is (a) materially adverse to the business, properties, assets, financial condition or results of operations of any Grantor taken as a whole, any Grantor and its subsidiaries taken as a whole, as the case may be, or (b) a material adverse change in, or a material adverse effect upon the Collateral.

            "Permitted Liens" means:

            (i) the Secured Party's Liens;

            (ii) Liens securing the obligations of the Grantors under the Senior Credit Agreement and related security documents; and

            (iii) "Permitted Liens" (as defined in the Senior Credit Agreement).

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or other entity of kind or any governmental authority or political subdivision, agency, department or instrumentality thereof.

            "Premises" means all land, together with all buildings, improvements and fixtures thereon and all tenements, hereditaments and appurtenances belonging or in any way appertaining thereto now owned or leased or hereafter acquired or leased by any Grantor including, without limitation, any interest arising from an option to purchase or lease any Premises or any portion thereof.

            "Proprietary Rights" means, with respect to each Grantor, all of such Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights and copyrights applications (including without limitation all software and related documentation), works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, corporate names, brand names, slogans, patent, trademark and service mark applications, trade secrets and inventions, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, all goodwill associated with the foregoing and all rights to sue for past, present and future infringement of any of the foregoing.

            "Secured Party's Liens" means any Lien granted to the Secured Party pursuant to this Agreement or any other Loan Document or under applicable law and which secures the Obligations.

            "UCC" means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of Illinois or in any other state the laws of which are required to be applied with respect to the creation, validity, attachment, perfection or priority of the Secured Party's Liens.

            (b) References herein to any party hereto shall include its successors and permitted assigns; references herein to any statute shall include all amendments thereto and all successors statute; and reference herein to Sections or Schedules are to Sections of or Schedules to this Agreement unless otherwise specified.


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

            Section 2. Collateral.

            2.1. Grant of Security Interest.

            (a) As security for the Obligations, each Grantor hereby grants to the Secured Party a continuing security interest in, lien on, and right of set-off against, all personal property and fixtures of such Grantor, including without limitation all of the following property of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

            (i) all Accounts of such Grantor (including such Grantor's interest in all credit enhancements therefor);

            (ii) all Inventory of such Grantor;

            (iii) all Equipment of such Grantor (provided that such Grantor shall not be required to record the Secured Party's Lien on any certificate of title relating to any motor vehicle);

            (iv) all Assigned Contracts, letters of credit, chattel paper, promissory notes, instruments and documents of title of such Grantor; provided, that the Collateral shall not include any Assigned Contract in respect of which the grant of the security contemplated by this Agreement shall be prohibited by its terms; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.1 shall be deemed to apply thereto automatically;

            (v) all General Intangibles of such Grantor, including all Proprietary Rights of such Grantor; provided, that the Collateral shall not include any General Intangible in respect of which the grant of the security contemplated by this Agreement shall be prohibited by its terms; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.1 shall be deemed to apply thereto automatically;

            (vi) all Investment Property and Financial Assets of such Grantor;

            (vii) to the extent not included in the foregoing, all claims which such Grantor has against any other Person, including all amounts owing to such Grantor by any Person for loans and advances made by such Grantor to such Person;

            (viii) all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by, or under the control of, the Secured Party or any affiliates thereof or by a bailee thereof;

            (ix) all deposit accounts, credits and balances of such Grantor with, and other claims of such Grantor against, the Secured Party or any of its affiliates;

            (x) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property at any time evidencing or relating to any of the foregoing; and


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

            (xi) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of each Grantor in which the Secured Party may at any time be granted a Lien to secure the Obligations, is herein collectively referred to as the "Collateral."

            (b) All of the Obligations shall be secured by all of the Collateral. The Secured Party may in its sole discretion, (i) exchange, waive or release any of the Collateral, and (ii) when any Event of Default exists (x) apply Collateral and direct the order or manner of sale thereof as the Secured Party may determine, and (y) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Secured Party's right to take any other action with respect to any other Collateral.

            2.2. Perfection and Protection of Security Interest.

            (a) Each Grantor shall, at its expense, perform all steps reasonably requested by the Secured Party in writing at any time to perfect, maintain, protect, and enforce the Secured Party's Liens, including, without limitation:
(i) executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Secured Party;
(ii) subject to the provisions of the Senior Credit Agreements, delivering to the Secured Party the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Secured Party reasonably determines it should have physical possession in order to perfect and protect the Secured Party's security interest therein, duly pledged, endorsed or assigned to the Secured Party without restriction; provided, however, that if no Event of Default exists the Secured Party will at the Grantors' request promptly, and in any event, within 5 days following receipt of request therefor, redeliver any such promissory notes and instruments to the applicable Grantor as the applicable Grantor may reasonably require in order to enforce its rights thereunder in the ordinary course of business; (iii) subject to the provisions of the Senior Credit Agreement, delivering to the Secured Party warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) placing notations on the Grantors' books of account to disclose the Secured Party's security interest; (v) subject to the provisions of the Senior Credit Agreement, delivering to the Secured Party all letters of credit on which such Grantor is named beneficiary and which provide for or relates to payment of any Account; and (vi) subject to the provisions of the Senior Credit Agreement, taking such other steps as are deemed reasonably necessary or desirable by the Secured Party to maintain and protect the Secured Party's Liens. To the extent permitted by applicable law, the Secured Party may file, without the Grantors' signature, one or more financing statements disclosing the Secured Party's Liens or may sign any such financing statements in the name of any Grantor. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or the Grantors' agents or processors, then the applicable Grantor shall notify the Secured Party thereof and, if so requested by the Secured Party, shall notify such Person of the Secured Party's security interest in such Collateral and, subject to the provisions of


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

the Senior Credit Agreement, during the existence of an Event of Default upon the Secured Party's request in writing, instruct such Person to hold all such Collateral for the Secured Party's account subject to the Secured Party's instructions. If at any time any Collateral is located on any facility of any Grantor which is not owned by such Grantor, then such Grantor shall, at the written request of the Secured Party, use commercially reasonable efforts (including without limitation enforcing lease obligations) to obtain written waivers, in form and substance satisfactory to the Secured Party, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

            (c) From time to time, each Grantor shall, upon the Secured Party's written request, execute and deliver confirmatory written instruments pledging to the Secured Party, such Grantor's interest in any item of Collateral, but such Grantor's failure to do so shall not affect or limit the Secured Party's security interest or the Secured Party's other rights in and to any Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Secured Party's Liens shall continue in full force and effect in all Collateral.

            2.3. Location of Offices and Collateral. Each Grantor represents and warrants to the Secured Party that: (a) as of the date hereof Schedule 2.3 is a correct and complete list of each Grantor's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business of the Grantors; and (b) Schedule 2.3 correctly identifies any of such facilities and locations that are not owned by such Grantor. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule 2.3 or in transit to such locations, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 2.3, unless it gives the Secured Party at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Secured Party reasonably requests in writing in connection therewith. No Grantor shall in any event change its chief executive office to a location outside the United States.

            2.4. Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Secured Party and agrees with the Secured Party that, subject to Section 2.16 hereof: (a) all of the Collateral is and will continue to be owned by such Grantor free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Secured Party's Liens in the Collateral of such Grantor will not be subject to any prior Lien, except Permitted Liens; and (c) such Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Secured Party's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

            2.5. Access and Examination; Confidentiality.

            (a) The Secured Party may at all reasonable times and upon reasonable notice, have access to, examine, audit, make extracts from or copies of and inspect any or all of the Grantors' records, files, and books of account and the Collateral, and discuss the Grantors' affairs with the Grantors' officers, management and internal and external auditors and accountants. Each Grantor will deliver to the Secured Party any instrument necessary for the Secured Party to obtain records from any service bureau maintaining records for such Grantor. The Secured Party may, at any time when an Event of Default exists, and at the Grantors'


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

expense, make copies of all of the Grantors' books and records, or require such Grantor to deliver such copies to the Secured Party. The Secured Party may, without expense to the Secured Party, but without materially disrupting the Grantors' business, use such of the Grantors' supplies, and premises as may be reasonably necessary for maintaining or enforcing the Secured Party's Liens. The Secured Party shall have the right, at any time but only upon ten (10) Business Days' prior written notice to the Grantors (which notice shall not be required so long as an Event of Default shall be continuing) in the Secured Party's name or in the name of a nominee of the Secured Party, to verify with commercially reasonable frequency the validity, amount or any other matter relating to the Accounts, Inventory or other Collateral, by mail, telephone or otherwise.

            (b) The Secured Party agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to or obtained by the Secured Party or by or on behalf of such Grantor under this Agreement or any other Loan Document, and neither the Secured Party nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Secured Party, or (ii) was or becomes available on a nonconfidential basis from a source other than a Grantor, provided that such source is not bound by a confidentiality agreement with such Grantor known to the Secured Party; provided, however, that the Secured Party may disclose such information (1) at the request or pursuant to any requirement of any governmental authority to which the Secured Party is subject or in connection with an examination of the Secured Party by any such governmental authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Secured Party, or their respective affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document following the occurrence, and during the continuance of, an Event of Default; (6) to the Secured Party's independent auditors, accountants, attorneys and other professional advisors in connection with the preparation, negotiation, amendment or other modification, or enforcement of the Secured Party's rights and remedies hereunder or under any other Loan Document; (7) to any affiliate of the Secured Party and to any participant in or assignee of, or potential participant in or assignee of, the Secured Party's rights and obligations under the Promissory Note, provided that such affiliate, participant or assignee agrees to keep such information confidential to the same extent required of the Secured Party hereunder; and (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Grantor is party or is deemed party with the Secured Party; provided, that, in the case of clauses (1) through (4) above, to the extent permitted by applicable law, the applicable Grantor has had reasonable notice of such examination, proceeding or litigation giving rise to such disclosure and has been afforded a reasonable opportunity to raise its objections to disclosure in such examination, proceeding or litigation. The Secured Party shall have no liability for the breach by any other Person of the provisions of this Section 2.5.

            2.6. Collateral Reporting. No more than once each quarter (and at any time upon the Secured Party's request following the occurrence and during the continuance of an Event of Default), the applicable Grantor shall promptly provide the Secured Party upon its written request with the following documents, in form satisfactory to the Secured Party: (a) an aging of


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

such Grantor's Accounts; (b) Inventory reports; (c) copies of invoices in connection with such Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (d) such other reports as to the Collateral as the Secured Party shall reasonably request in writing from time to time; and (e) with the delivery of each of the foregoing, a certificate of an officer of the applicable Grantor certifying the accuracy and completeness of the foregoing. If any of the Grantors' records or reports of the Collateral are prepared by an accounting service or other agent, each Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Secured Party, upon its written request following the occurrence and during the continuance of an Event of Default.

            2.7. Accounts.

            (a) Each Grantor hereby represents and warrants to the Secured Party, with respect to the Grantors' Accounts, that, except as may be disclosed in the reports, including the financial statements, filed by Interiors and its subsidiaries with the Securities and Exchange Commission from time to time pursuant to Interiors' obligations under the Securities Exchange Act of 1934, as amended (the "SEC Reports"): (i) each existing Account is, and each future Account will be, owned by such Grantor free and clear of all Liens other than Permitted Liens, (ii) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendering of services by such Grantor, in the ordinary course of the Grantors' business; (iii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Secured Party, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to the Secured Party in accordance with this Agreement; (iv) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except in the ordinary course of business or as reported to the Secured Party in accordance with this Agreement; (v) each copy of any invoice relating to an Account and delivered to the Secured Party by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (vi) all goods described in each invoice will have been delivered to the Account Debtor and all services described in each invoice will have been performed.

            (b) No Grantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Grantors' business or extend or modify any Account except in the ordinary course of business. If any Grantor becomes aware of any matter adversely affecting the collectibility of any Account or Accounts of any Account Debtor involving in the aggregate an amount greater than $100,000, including information regarding the Account Debtors' creditworthiness, such Grantor will promptly so advise the Secured Party.

            (c) No Grantor shall accept any promissory note or other instrument in excess of $100,000 in aggregate amount or maturing more than 4 months after the issuance date thereof, except a check or other instrument for the immediate payment of money, with respect to any Account without the Secured Party's written consent, and each Grantor shall notify the Secured Party of any such promissory notes in excess of $100,000 delivered to such Grantor in respect of any Account; provided that if an Event of Default exists, no Grantor shall accept any such note or instrument (regardless of amount) without the consent of the Secured Party. Any such note or instrument shall be considered as evidence of the Account and not payment thereof and the applicable Grantor will promptly deliver any such instrument in excess of $100,000 (and, if an Event of Default exists, all such notes and instruments) to the Secured Party, endorsed by such Grantor to the Secured Party in a manner satisfactory in form and substance to the Secured Party. Regardless of the form of presentment, demand or notice of protest with respect thereto, each Grantor shall remain liable on any such note or instrument pledged by it to the Secured Party, up to the amount of the outstanding Obligations, until such instrument is paid in full.

            (d) Each Grantor shall notify the Secured Party promptly of all disputes and claims with any Account Debtors in excess of $100,000 in the aggregate for all of such Grantor's Account Debtors, and each Grantor agrees to settle, contest, or adjust such dispute or claim at no expense to the Secured Party. No discount, credit or allowance shall be granted to any such Account Debtor without the Secured Party's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Grantors' business. The Secured Party may, at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Secured Party shall consider advisable and, in all cases, the Secured Party will credit the Obligations with only the amounts actually received by the Secured Party in payment of any Accounts of any Grantor.

            (e) If an Account Debtor returns any Inventory to any Grantor when no Event of Default exists, then such Grantor shall, to the extent consistent with past practice, promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Grantor shall immediately report to the Secured Party any return involving an amount in excess of $100,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. All returned Inventory shall be subject to the Secured Party's Liens thereon.

            2.8. Collection of Accounts; Payments. Beginning on or after the Final Maturity Date, in the event any of the Obligations remain unpaid:

            (a) Until the Secured Party notifies the Grantors to the contrary, the Grantors shall make collection of all Accounts and other Collateral for the Secured Party, shall receive all payments as the Secured Party's trustee, and shall, if so requested in writing by the Secured Party, immediately deliver all payments in their original form duly endorsed in blank to the Secured Party or, during the existence of an Event of Default if so requested in writing by the Secured Party, shall deposit the same into a blocked deposit account established for the Grantors at a bank acceptable to the Secured Party and subject to documentation reasonably acceptable to the Secured Party. When an Event of Default exists, if any Grantor is so requested in writing by the Secured Party, such Grantor shall establish a lock-box service for collections of Accounts at a bank acceptable to the Secured Party and pursuant to documentation reasonably satisfactory to the Secured Party. If such lock-box service is established, such Grantor shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, such Grantor receives any proceeds of Accounts, it shall receive such payments as the Secured Party's trustee, and shall immediately deliver such payments to the Secured Party in their original form duly endorsed in blank. All collections received in any such lock-box or blocked deposit account or directly by the Secured Party, and all funds in any blocked deposit account to which such collections are deposited shall be subject to the Secured Party's sole control. The Secured Party or the Secured Party's designee may, at any time when an Event of Default exists, notify Account Debtors that the Accounts have been assigned to the Secured Party and of the Secured Party's security interest therein, and may collect them directly and charge the collection costs and out-of-pocket expenses to such Grantor. So long as an Event of Default has occurred and is continuing, each Grantor, at the Secured Party's written request, shall execute and deliver to the Secured Party such documents as the Secured Party shall require to grant the Secured Party access to any post office box in which collections of Accounts are received.

            (b) If sales of Inventory are made for cash, each Grantor shall, if so requested by the Secured Party in writing, immediately deliver to the Secured Party or deposit into a blocked deposit account the cash which such Grantor receives.

            (c) All payments (including funds received by the Secured Party at a bank designated by it) received by the Secured Party on the Accounts of the Grantors or as proceeds of other Collateral solely in an amount up to the then aggregate amount of the Obligations will be the Secured Party's sole property for its benefit and will be credited to the Obligations (conditional upon final collection upon receipt by the Secured Party), and any excess thereof shall be the sole property of the Grantors and shall be immediately delivered to and/or deposited for the account of, the Grantors.

            2.9. Inventory. Each Grantor represents and warrants to the Secured Party and agrees with the Secured Party that, subject to Section 2.16 hereof, all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendering of services, in the ordinary course of the Grantors' business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, at its own expense. No Grantor will, without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld), acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory, if any, produced by such Grantor in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will conduct a physical count of the Inventory at least once per fiscal year (and at any time upon the Secured Party's request following the occurrence and during the continuance of an Event of Default), without materially disrupting the business. No Grantor will, without the Secured Party's written consent (which consent shall not be unreasonably withheld), sell any Inventory on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis.

            2.10. Equipment.

            (a) Each Grantor represents and warrants to the Secured Party and agrees with the Secured Party that, subject to Section 2.16 hereof and except as may be disclosed in the SEC Reports, all of the Equipment owned by such Grantor that is material to the day-to-day operations of the Grantors' business is and will be used or held for use in the Grantors' business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) Each Grantor shall promptly inform the Secured Party of any material additions to or deletions from the Equipment. No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Secured Party does not have a perfected Lien. No Grantor will, without the Secured Party's prior written consent (which consent shall not be unreasonably withheld) but subject to Section 2.16, alter or remove any identifying symbol or number on any of the Grantors' Equipment constituting Collateral.

            (c) No Grantor shall, without the Secured Party's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Grantors' Equipment; provided, however, that a Grantor may dispose of Equipment to the extent permitted by the Promissory Note and Section 2.16 hereof; and provided, further, that a Grantor may dispose of obsolete, unusable or non-useful Equipment without the Secured Party's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the second proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by such Grantor or by Equipment purchased by such Grantor subject to a Permitted Lien, which replacement in either case, may occur up to thirty (30) days following the date of such sale, transfer or disposition, then such Grantor shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Secured Party for application against the Obligations outstanding in such order as the Secured Party shall determine, and (2) if such sale, transfer or disposition is made in connection with the purchase by such Grantor of replacement Equipment, then such Grantor shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment within thirty (30) days after such disposition and shall deliver to the Secured Party written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by such Grantor shall be free and clear of all Liens except Permitted Liens.

            2.11. Assigned Contracts. Each Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its material rights and remedies thereunder. Without limiting the generality of the foregoing, each Grantor shall take all action reasonably necessary or appropriate, as determined solely by the applicable Grantor, to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. Each Grantor shall notify the Secured Party in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the material Assigned Contracts, and shall diligently pursue, as it deems appropriate, such right and report to the Secured Party on all further developments with respect thereto. Each Grantor shall remit directly to the Secured Party for application to the Obligations in such order as the Secured Party shall determine, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If any Grantor shall fail after the Secured Party's demand to pursue diligently any right under the material Assigned Contracts, or an Event of Default then exists, the Secured Party may directly enforce such right in its own or the Grantors' name and may enter into such settlements or other agreements with respect thereto as the Secured Party, shall determine. In any suit, proceeding or action brought by the Secured Party under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Grantors shall indemnify, defend and hold the Secured Party harmless from and against all expense (including without limitation Attorney Costs), loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from any Grantor to or in favor of such obligor or its successors. All obligations of the Grantors under an Assigned Contract shall be and remain enforceable only against the Grantors and shall not be enforceable against the Secured Party. Notwithstanding any provision hereof to the contrary, the Grantors shall at all times remain liable to observe and perform all of its material duties and obligations under the Assigned Contracts, and the Secured Party's exercise of any of its rights with respect to the Collateral shall not release any Grantor from any of such duties and obligations. The Secured Party shall not be obligated to perform or fulfill the Grantors' duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

            2.12. Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to the Secured Party that (a) all documents, instruments, and chattel paper, if any, describing, evidencing, or constituting Collateral, and all signatures and endorsements of the applicable Grantor thereon, are and will be complete, valid, and genuine in all material respects, and (b) except as disclosed in the SEC Reports, all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens.

            2.13. Right to Cure. The Secured Party may, in its discretion, pay any amount or do any act required of any Grantor hereunder in order to preserve, protect, maintain or enforce the Obligations of the Grantors, the Collateral or the Secured Party's Liens therein, and which any Grantor fails to pay or do after reasonable prior notice from the Secured Party (which in any event need not be longer than 10 Business Days), including, without limitation, payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. Each Grantor shall immediately upon demand reimburse the Secured Party for all payments that the Secured Party makes under this Section 2.13 and all reasonable out-of-pocket costs and expenses that the Secured Party pays or incurs in connection with any action taken by the Secured Party under this Section 2.13 with respect to the Obligations or the Collateral, and such reimbursement obligation shall be added to the Grantors' Obligations. Any payment made or other action taken by the Secured Party under this Section 2.13 shall be without prejudice to any right to assert an Event of Default under Loan Document and to proceed thereafter as herein provided.

            2.14. Power of Attorney. During the existence of an Event of Default, each Grantor hereby appoints the Secured Party and the Secured Party's designee as the Grantors' attorney, with power: (a) to endorse the Grantors' name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Secured Party's possession; (b) to sign the Grantors' name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) to send requests for verification of Accounts to customers or Account Debtors; (d) to clear Inventory through customs in the Grantors' name, the Secured Party's name or the name of the Secured Party's designee, and to sign and deliver to customs officials powers of attorney in the Grantors' name for such purpose; and (e) to do all things necessary to carry out this Agreement. Each

Grantor ratifies and approves all acts of such attorney. The Secured Party will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

            2.15. The Secured Party's Rights, Duties and Liabilities. Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Secured Party, nor any of its officers, directors, employees or agents, shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Grantors' sole risk except that in the case of any Collateral in the Secured Party's possession, the Secured Party shall use the same degree of care in the respect thereto as it uses with respect to its own property. The Obligations shall not be affected by any failure of the Secured Party to take any steps to perfect the Secured Party's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations. If any Event of Default shall have occurred and is continuing beyond the expiration of the applicable cure period, the Secured Party may (but shall not be required to), without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement, any other Loan Document or any other agreement now or hereafter existing between the Secured Party and any Grantor.

            2.16. Sale of Assets or Equity Securities.

            (a) Notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, each Grantor shall have the right (and the Secured Party shall be deemed to have consented thereto) to sell or transfer, or permit the sale or transfer, of all or substantially all of the assets (including, without limitation, any Receivables, Inventory or Equipment) of such Grantor or the issued and outstanding equity securities of its respective subsidiaries, to any corporation, partnership, limited liability company or other entity or natural person, in either case, only so long as (x) no Event of Default shall have occurred and be continuing, (y) Interiors, for itself and the other Grantors, shall have obtained the written consent of Foothill Capital Corporation in accordance with the terms of the Senior Credit Agreement in respect of such sale or transfer (a copy of which consent shall have been provided to the Secured Party), and (z) concurrently with the completion of any such sale, the Borrowers shall comply with the terms and provisions of the Promissory Note relating to the distribution or other use of any proceeds from any such sale. Interiors, for itself and the other Grantors, shall give the Secured Party not less than thirty (30) days' prior written notice of any such sale, which notice shall state the expected closing date thereof. Promptly after its receipt of such notice, the Secured Party shall, at the Grantors' expense, take all steps reasonably necessary and appropriate to, and shall, subject to the satisfaction of the requirements set forth in the first sentence of this clause (a), release the liens granted to it hereunder effective as of the closing date of any such sale.

            (b) If any Grantor shall elect to sell or transfer, or permit the sale or transfer, of less than a substantial portion of its assets or the assets of any of its subsidiaries (other than (i) the sale of inventory or disposition of obsolete inventory, in each case, in the ordinary course of business consistent with past practice and (ii) the disposition in the ordinary course of business consistent with past practice of equipment that is obsolete, excess or no longer used or useful in Interiors' or its subsidiaries' business) then it shall obtain the prior written consent of the Secured Party prior to the completion of any such sale or transfer. The Secured Party agrees that, in connection with the granting of such consent, it shall, at the Grantors' expense, take all steps reasonably necessary and appropriate to, and shall, subject to the satisfaction of the requirements set forth in the Promissory Note in respect of the application of the proceeds of such sale or transfer, release the liens granted to it hereunder effective as of the closing date of any such sale.

            (c) Nothing contained in Sections 2.16(a) or (b) shall restrict any Grantor's right to sell any of its Inventory in the ordinary course of business.

            2.17. Subordination. Notwithstanding any provision of this Agreement to the contrary, each of the Secured Party and each Grantor acknowledges and agrees that all amounts payable by a Grantor to the Secured Party hereunder, all of the Grantors' obligations hereunder, and all rights and remedies of the Secured Party hereunder, shall be subordinated to the extent set forth in the Intercreditor Agreement. To the extent that any provision herein shall conflict with the provisions of the Intercreditor Agreement, so long as the Intercreditor Agreement shall be in effect, the terms of the Intercreditor Agreement shall prevail.

            Section 3. Information and Notices.

            3.1. Information. Each Grantor shall promptly deliver to the Secured Party all such information regarding the financial and business affairs, operations, and/or conditions of any Grantor as the Secured Party shall reasonably request in writing, and shall notify its accountants and auditors that the Secured Party is authorized to obtain such information directly from them.

            3.2. Notices to Secured Party. Each Grantor shall notify the Secured Party, in writing, of the following matters at the following times:

            (a) Promptly, and in any event within five (5) days, after becoming aware of any Event of Default.

            (b) Promptly, and in any event within five (5) days, after becoming aware of any Material Adverse Effect with respect to the Collateral.

            (c) Promptly, and in any event within five (5) days, after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority which may have a Material Adverse Effect on the Collateral.

            (d) Promptly, and in any event within five (5) days, after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting such Grantor or any of its subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect on the Collateral.

            (e) Promptly, and in any event within five (5) days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a governmental Authority affecting such Grantor or any subsidiary or affiliate thereof which could reasonably be expected to have a Material Adverse Effect on the Collateral.

            (f) Promptly, and in any event within five (5) days, after receipt of any notice of (i) any violation by such Grantor or any subsidiary thereof of any Environmental Law which could reasonably be expected to have a Material Adverse Effect on the Collateral or (ii) that any Governmental Authority has asserted that such Grantor or any subsidiary thereof is not in compliance with any Environmental Law or is investigating such Grantor's or such subsidiary's compliance therewith which, in the case of clause (ii) is reasonably likely to have a material Adverse Effect on the Collateral.

            (g) Promptly, and in any event within five (5) days, after receipt of any written notice that such Grantor or any subsidiary thereof is or may be liable to any Person as a result of an Environmental Release or threatened Environmental Release of any Hazardous Materials or that such Grantor or any subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to an Environmental Release or threatened Environmental Release of any Hazardous Materials which, in either case, is reasonably likely to give rise to liability in excess of $100,000 or have a Material Adverse Effect on the Collateral.

            (h) Promptly, and in any event within five (5) days, after receipt of any written notice of the imposition of any Environmental Lien against any property of such Grantor or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on such Grantor or the Collateral.

            (i) Any change in such Grantor's name, state of incorporation, or form of organization, trade names or styles under which such Grantor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

            Each notice given under this Section 3 shall describe the subject matter thereof in reasonable detail, and shall set forth the action that such Grantor has taken or proposes to take with respect thereto.

            Section 4. Events of Default. The occurrence of any one or more of the following events or circumstance shall constitute an "Events of Default" hereunder:

            (a) any Grantor shall fail to pay in full when due any amount payable by any Grantor hereunder or under any other Loan Document, subject to applicable cure periods as may have been agreed upon in the Promissory Note or the other Loan Documents;

            (b) any Grantor shall default in the performance or observance of any other covenant, agreement or obligation of any Grantor hereunder and such default shall continue unremedied for ten (10) Business Days following written notice by the Secured Party to the Debtor;

            (c) any representation or warranty made or deemed to be made by any Grantor hereunder or under any other Loan Document or any certificate, financial statement or report furnished by any Grantor pursuant hereto or thereto shall be false or misleading in any material respect when made, deemed made or furnished;

            (d) this Agreement shall cease to be in full force and effect other than as a result of its termination in connection with the satisfaction in full of the Obligations, or any Grantor shall assert that this Agreement, the Promissory Note or any other Loan Document to which any Grantor is a party is not binding upon it, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; or

            (e) there shall occur any "Event of Default" under (and as defined in) the Promissory Note or any other Loan Document.

            Section 5. Remedies.

            5.1. Remedies of Secured Party. Except to the extent otherwise provided in the Promissory Note, upon the occurrence and during the continuance of an Event of Default: (i) the Secured Party shall have with respect to the Collateral, in addition to all other rights hereunder or under any other Loan Document, the rights and remedies of a secured party under the UCC and other applicable law; (ii) the Secured Party may, at any time, take possession of the Collateral and keep it on the Grantors' premises, at no cost to the Secured Party, or remove any part of it to such other place or places as the Secured Party may desire, or any Grantor shall, upon the Secured Party's demand, at the Grantors' cost, assemble the Collateral and make it available to the Secured Party at a place specified by the Secured Party; and (iii) the Secured Party may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion, and may, if the Secured Party deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Grantor agrees that any notice by the Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to each Grantor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Grantors' address specified in or pursuant to Section 7.9. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Secured Party receives payment, and if the buyer defaults in payment, the Secured Party may resell the Collateral without further notice to any Grantor. In the event the Secured Party seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives: (i) the posting of any bond, surety or security with respect thereto which might otherwise be required; (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Secured Party retain possession and not dispose of any Collateral until after trial or final judgment. Each Grantor agrees that the Secured Party has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The

Secured Party is hereby granted a license or other right to use, without charge, the Grantors' labels, patents, copyrights, name, trade secrets, trade names, trademarks, customer lists and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Grantors' rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit for such purpose, which license, the Secured Party hereby agrees, shall not be exercised by the Secured Party until after the occurrence, and during the continuance of, an Event of Default. The proceeds of sale shall be applied first to all out-of-pocket expenses of sale, including without limitation attorneys' fees, and then to the Obligations in whatever order the Secured Party elects. The Secured Party will return any excess to the Grantors or as a court may otherwise direct, and the Grantors shall remain liable for any deficiency.

            5.2. Grantors' Waiver of Rights and Claims. If an Event of Default occurs, each Grantor hereby waives all rights to notice and hearing prior to the exercise by the Secured Party of the Secured Party's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Each Grantor also waives all claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral or any part or parts thereof, except any such claims, damages and demands arising out of the gross negligence or willful misconduct of the Secured Party.

            Section 6. Representations and Warranties. Each Grantor represents and warrants to the Secured Party as of the date hereof, or as of the date such Grantor becomes a party to this Agreement pursuant to the execution of an Addendum hereto in substantially the form of Annex I, that, except as may be disclosed in the SEC Reports:

            6.1. Due Organization. Each Grantor (a) is a corporation duly incorporated and validly existing, in good standing, under the laws of its state of incorporation, (ii) has the power and authority to own its properties and assets and to transact the business in which it is engaged and (c) is duly qualified and authorized to engage in business in each jurisdiction where the ownership by it of property or the conduct by it of business makes such qualification and authorization necessary, except where the failure to be so qualified and authorized would not have a Material Adverse Effect.

            6.2. Valid Execution; Binding Effect. Each Grantor has the power to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. Each Grantor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            6.3. No Violation. Neither the execution, delivery or performance by any Grantor of this Agreement or of any other Loan Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) violate any provision of the certificate or articles of incorporation or By-Laws of such Grantor, (ii) contravene any material provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority or (iii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the

Secured Party's Liens) upon any of the property or assets of such Grantor pursuant to the terms of any agreement, contract or instrument to which such Grantor is a party or by which it or any of its property or assets is bound or to which it may be subject, other than as permitted by any Loan Document.

            6.4. No Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is otherwise required in connection with (other than as have heretofore been obtained or made), (i) the execution, delivery and performance by any Grantor of this Agreement or (b) the legality, validity, binding effect or enforceability of this Agreement or the Liens granted hereunder, except for the filing of UCC financing statements and continuation statements with respect thereto in all jurisdictions specified by the UCC, and the filing of all necessary recording instruments in respect of the Grantors' intellectual property with the appropriate recording office.

            6.5. Liens. This Agreement creates, in favor of the Secured Party, a valid and (upon filing and acceptance by the filing office of UCC financing statements and other instruments with respect thereto) perfected security interest in all Collateral owned by the Grantors, subject to no other Liens (other than Permitted Liens).

            Section 7. Miscellaneous.

            7.1. Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Secured Party's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Secured Party may have under any other Loan Document or under the UCC or other applicable law. The Secured Party shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised by the Secured Party and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. Following (i) the occurrence and during the continuance of an Event of Default and (ii) the acceleration of the debt evidenced by the Note, the Secured Party may, without limitation, proceed directly against the Grantors to collect the Obligations without any prior recourse to the Collateral, or any other obligor on the Obligations. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            7.2. Illegality, Etc. The illegality or unenforceability of the Promissory Note or any other Loan Document or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of this Agreement.

            7.3. GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CHOICE OF LAW RULES THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT; PROVIDED THAT PERFECTION ISSUES UNDER
ARTICLE 9 OF THE UCC MAY, TO THE EXTENT

REQUIRED BY SAID ARTICLE 9, BE DETERMINED UNDER APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC.

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS (AND SHALL BE BROUGHT BY THE GRANTORS ONLY IN SAID COURTS), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS (AND ALL APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION OR PROCEEDING. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH COURTS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING, THE SECURED PARTY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE SECURED PARTY DEEMS NECESSARY OR APPROPRIATE IN ORDER TO COLLECT THE OBLIGATIONS OR REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS.

            (b) EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE APPLICABLE GRANTOR AT ITS ADDRESS SET FORTH IN OR PURSUANT TO SECTION 7.9, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

            7.4. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. WITHOUT LIMITING THE FOREGOING, EACH GRANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            7.5. WAIVER OF CERTAIN CLAIMS. EACH GRANTOR AGREES THAT IT WILL NOT ASSERT AGAINST THE SECURED PARTY, AND HEREBY WAIVES, ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            7.6. Survival of Representations and Warranties. All of the Grantors' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Secured Party or its agents.

            7.7. Other Security and Guaranties. The Secured Party may, without notice or demand and without affecting the Grantors' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            7.8. Fees and Expenses; Interest.

            (a) Each Grantor agrees, to pay to the Secured Party, on demand, all reasonable costs and out-of-pocket expenses that the Secured Party pays or incurs in connection with the administration (after the occurrence and during the continuance of an Event of Default), enforcement and termination of this Agreement, including, without limitation: (i) costs and out-of-pocket expenses (including Attorney Costs) paid or incurred to obtain payment of the Obligations, enforce the Secured Party's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement or to defend any claims made or threatened against the Secured Party arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters); (ii) costs and out-of-pocket expenses (including Attorney Costs) for any amendment, supplement, waiver or consent in connection with this Agreement; (iii) costs and out-of-pocket expenses of lien searches; (iv) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Secured Party's Liens; (v) sums paid or incurred to pay any amount or take any action required of any Grantor under this Agreement that the Grantors fail to pay or take; (vi) costs of inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Grantors' operations by the Secured Party; (vii) costs and out-of-pocket expenses of collecting checks and other items of payment, and establishing and maintaining blocked accounts and lock boxes; and (viii) costs and expenses of preserving and protecting the Collateral. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and out-of-pocket expenses to be paid by the Grantors.

            (b) If any Grantor fails to pay when due any amount payable by it to the Secured Party hereunder (including any reimbursement obligations of the Grantors hereunder), after written notice thereof from the Secured Party, such unpaid amount shall bear interest, payable by the Grantors on demand, at a rate per annum equal to the rate borne by the Promissory Note on overdue amounts of principal.

            7.9. Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service or (b) three (3) business days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, in each case addressed to the party to be notified as follows (provided that no notice to the Secured Party shall be effective until actually received by it):

If to any Grantor:

            c/o Interiors, Inc.
            320 Washington Street
            Mount Vernon, NY 10553
            Attention: David A. Schwartz, Esq.
                       General Counsel

If to the Secured Party:

            Interiors Investors, L.L.C.
            c/o Robert Berman
            Berman Industries, Inc.
            1728 S. Michigan Avenue
            Chicago, Illinois

or, as to any party, to such other address as such party shall designate for itself by like notice to the other parties. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            7.10. Waiver of Notices. Unless otherwise expressly provided herein, each Grantor waives presentment, protest and notice of demand or dishonor and protest as to any instrument and notice of intent to accelerate the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Grantor which the Secured Party may elect to give shall, except as otherwise expressly provided herein, entitle any Grantor to any or further notice or demand in the same, similar or other circumstances.

            7.11. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and permitted assigns of the parties hereto; provided, however, that no right or interest herein or any obligation hereunder may be assigned by any Grantor without the prior written consent of the Secured Party. The rights and benefits of the Secured Party hereunder shall inure to the benefit of any successor thereto and, if the Secured Party so agrees, to any Person acquiring any interest of the Secured Party in the Obligations or any part thereof.

            7.12. Indemnity of the Secured Party by the Grantors. [Intentionally Omitted]

            7.13. Final Agreement; Amendments. This Agreement and the other Loan Documents are intended by the Grantors and the Secured Party to be the final, complete, and exclusive expression of the agreement between them. This Agreement, together with the other Loan Documents, supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Grantors and the Secured Party. The addition of any subsidiary as a Grantor hereunder by execution of an Addendum in the form of Annex I (with such modifications as shall be acceptable to the Secured Party) shall not require receipt of any consent from or other execution of any documentation by any other Grantor party hereto.

            7.14. Right of Setoff. In addition to any rights and remedies of the Secured Party provided by law, the Secured Party is authorized at any time and from time to time, following the occurrence and, after the expiration of all applicable cure periods, continuance of an Event of Default, without prior notice to the Grantors, any such notice being waived by the Grantors to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Secured Party to or for the credit or the account of the Grantors against any and all Obligations owing to the Secured Party, now or hereafter existing, irrespective of whether or not the Secured Party shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Secured Party agrees promptly to notify the Grantors after any such set-off and application made by the Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

            7.15. Severability. If any part of this Agreement is contrary to, prohibited by or deemed invalid under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            7.16. Section Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            7.17. Counterparts. This Agreement may be executed in any number of counterparts and by the Secured Party and the Grantors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Delivery by a party by facsimile transmission of a counterpart of this Agreement signed by such party shall be effective as a manual delivery by such party of such counterpart.

            7.18. Release of Collateral. Upon payment in full of all the Obligations and the termination of the Promissory Note and the other Loan Documents, the Secured Party at the request of the Grantors shall promptly execute, deliver and file such instruments as the Grantors shall reasonably request (and at the Grantors' expense) in order to reassign, release or terminate its security in the Collateral.

    [Remainder of this page intentionally left blank; signature pages follow]

      IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement by its duly authorized officer as of the date first written above.

                                        Secured Party

                                        INTERIORS INVESTORS, L.L.C.


                                        By: ____________________________________
                                        Name:
                                        Title:

      IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement by its duly authorized officer as of the date first written above.

                                        Grantors:
                                        INTERIORS, INC.
                                        ARTISAN HOUSE, INC.
                                        TBD ONE, INC.
                                        DECOR GROUP, INC.
                                        HABITAT SOLUTIONS, INC.
                                        INTERIORS.COM, INC.
                                        MODEL HOME INTERIORS, INC.
                                        PETALS FACTORY OUTLET OF
                                             CONNECTICUT, INC.
                                        PETALS FACTORY OUTLET OF FLORIDA,
                                             INC.
                                        PETALS FACTORY OUTLET OF
                                        PENNSYLVANIA, INC.
                                        PETALS FACTORY OUTLET, INC.
                                        TBD TWO, INC.
                                        WINDSOR ART, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:


                                      (ii)

                                                                    SCHEDULE 2.3

                               LOCATION OF OFFICES
                                 AND COLLATERAL

================================================================================
Name of Grantor; Address; EIN
================================================================================
Artisan House, Inc.
14625 E. Clark Avenue
City of Industry, CA 91745
EIN: 13-3916859

Other Names:

Artisan House, Inc.

Other Locations:

1755 Glendale Blvd.
Los Angeles, CA

210 East Commerce Street
High Point, NC 27261

1355 Market Street
San Francisco, CA 94103
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Decor Group, Inc.
320 Washington Street
Mount Vernon, NY 10553
EIN: 13-3911958
--------------------------------------------------------------------------------
Habitat Solutions, Inc.
320 Washington Street
Mount Vernon, NY
EIN: 06-1549681
--------------------------------------------------------------------------------
Interiors, Inc.
320 Washington Street
Mount Vernon, NY 10553
EIN: 13-3590047

Other Locations:

172 East 75th Street
New York, NY

2050 Stemmons Freeway
Dallas, TX 75207
--------------------------------------------------------------------------------
Interiors.com, Inc.
320 Washington Street
Mount Vernon, NY 10553
EIN: 13-4117869
--------------------------------------------------------------------------------

================================================================================
Name of Grantor; Address; EIN
================================================================================
Model Home Interiors, Inc.
10120 Bacon Drive
Beltsville, MD 20705
EIN: 52-1193771

Other Name:

MHI Acquisition Corp.

Other Locations:

6601-113 Hillsborough Street
Raleigh, NC

61 McMurray Road
Pittsburgh, PA 15241
--------------------------------------------------------------------------------
Petals Factory Outlet of Connecticut, Inc.
300 Central Avenue
White Plains, NY 10606
EIN: 22-2782415

Other Locations:

100 Main Street North
Southbury, CT 06488
--------------------------------------------------------------------------------
Petals Factory Outlet of Florida, Inc.
300 Central Avenue
White Plains, NY 10606
EIN: 22-2632363

Other Locations:

485 Commerce Way
Longwood, FL
--------------------------------------------------------------------------------
Petals Factory Outlet of Pennsylvania, Inc.
300 Central Avenue
White Plains, NY 10606
EIN: 13-3310018

Other Locations:

2930 Whiteford Road
York, PA 17402
--------------------------------------------------------------------------------


                                      (ii)

================================================================================
Name of Grantor; Address; EIN
================================================================================
Petals Factory Outlet, Inc.
300 Central Avenue
White Plains, NY 10606
EIN: 13-3218018

Other Locations:

Route 31, 31-202 Circle
Flemington, NJ 08822

396 Route 17 North
Paramus, NJ 07652
--------------------------------------------------------------------------------
TBD One, Inc.
320 Washington Street
Mount Vernon, NY 10553
EIN: 95-4463033

Other Names:

CSL Lighting Manufacturing, Inc.
--------------------------------------------------------------------------------
TBD Two, Inc.
320 Washington Street
Mount Vernon, NY 10553
EIN: 95-4465739

Other Names:

Troy Lighting, Inc.
--------------------------------------------------------------------------------
Windsor Art, Inc.
4444 Ayers Avenue
Los Angeles, CA 90023
EIN: 95-4452275

Other Names:

Vanguard Studios, Inc.              [7/00]
Henlor, Inc.                        [6/98]
Rolneh, Inc.                        [6/98]
Artmaster Studios, Inc.             [6/98]

Other Locations:

246 Old Post Road
Southport, CT 06490

210 East Commerce Avenue
High Point, NC 27261

1355 Market Street
San Francisco, CA 94103
--------------------------------------------------------------------------------


                                     (iii)

                          ANNEX I TO SECURITY AGREEMENT

      Reference is hereby made to the Security Agreement (the "Agreement") made as of the 19th day of March, 2001 by INTERIORS, INC., ARTISAN HOUSE, INC., DECOR GROUP, INC., HABITAT SOLUTIONS, INC., INTERIORS.COM, INC., MODEL HOME INTERIORS, INC., PETALS FACTORY OUTLET OF CONNECTICUT, INC., PETALS FACTORY OUTLET OF FLORIDA, INC., PETALS FACTORY OUTLET OF PENNSYLVANIA, INC., PETALS FACTORY OUTLET, INC., TBD ONE, INC., TBD TWO, INC., and WINDSOR ART, INC. (collectively the "Initial Grantors", and along with (i) any other subsidiary of Interiors, Inc., a Delaware corporation, which has become a party thereto and (ii) the undersigned, the "Grantors") in favor of the Secured Party. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned [NAME OF NEW GRANTOR], a [__________________________] [corporation/limited liability company] agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by such Agreement as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 6 of the Agreement are true and correct in all respects of the date hereof. [NAME OF NEW GRANTOR] represents and warrants that the schedules attached hereto are true and correct in all respects and such schedules set forth all information required to be scheduled under the Agreement. [NAME OF GRANTOR] shall take all steps necessary to perfect, in favor of the Secured Party, a security interest in and lien against [NAME OF GRANTOR]'s Collateral, including, without limitation, executing financing statements naming the Secured Party as secured party, and taking all steps necessary to properly perfect the Secured Party's interest in any uncertificated equity or membership interests.

      IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation/limited liability company] has executed and delivered this Annex 1 counterpart to the Agreement as of this ___________ day of ____________, ____.

                                        [NAME OF NEW GRANTOR]


                                        By:_____________________________________
                                        Title:__________________________________